UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2024

Onconetix, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41294	83-2262816
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 E. Fifth Street, Suite 1900 Cincinnati, Ohio	45202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 620-4101

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.00001 per share	ONCO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.08. Shareholder Director Nominations.

As disclosed in the Definitive Proxy Statement on Schedule 14A (the “Proxy Statement”) filed by Onconetix, Inc. (the “Company”) with the Securities and Exchange Commission (the “SEC”) on August 1, 2024, the Company’s 2024 annual meeting of stockholders (the “Annual Meeting”) shall be held at 10:00 a.m. Eastern Time on September 5, 2024 at the offices of Ellenoff Grossman & Schole LLP, 1345 6th Ave, New York, NY 10105.

The Company has set a deadline of August 12, 2024 for the receipt of stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, to bring business before the Annual Meeting. In order to be considered timely, any such proposal must be received by the Company at its principal executive offices at 201 E. Fifth Street, Suite 1900, Cincinnati, Ohio 95202, and addressed to the attention of the corporate secretary, no later than 5:00 p.m. Eastern Time, on August 16, 2024. Any such proposal must also meet the requirements set forth in the Company’s Amended and Restated By-Laws (the “By-Laws”) and the rules and regulations of the SEC in order to be eligible to properly be presented to the stockholders at the Annual Meeting.

In addition, in accordance with the By-Laws, stockholders who intended to submit a proposal regarding a director nomination at the Annual Meeting must be received by the Company at its principal executive offices at 201 E. Fifth Street, Suite 1900, Cincinnati, Ohio 95202, and addressed to the attention of the corporate secretary, no later than 5:00 p.m. Eastern Time, on August 16, 2024. Any such proposal must also meet the requirements set forth in the By-Laws.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Onconetix, Inc.

Date: August 7, 2024	By:	/s/ Karina M. Fedasz
Karina M. Fedasz
Interim Chief Financial Officer

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